                                    EXHIBIT 99.1
LendingClub Reports Third Quarter 2025 Results
Delivered record Pre-tax Income of $57 million, 12.4% ROE and 13.2% ROTCE
Grew Originations +37%, Revenue +32%, and Diluted EPS +185% compared to prior year
Secured an MOU by which funds and accounts managed by BlackRock (NYSE: BLK) investment advisors will invest up to $1 billion through LendingClub's marketplace programs through 2026

SAN FRANCISCO – October 22, 2025 – LendingClub Corporation (NYSE: LC) today announced financial results for the third quarter ended September 30, 2025.

“We delivered another outstanding quarter with 37% growth in originations and 32% growth in revenue, and nearly tripling diluted earnings per share, resulting in an ROTCE of over 13%,” said Scott Sanborn, LendingClub CEO. “Innovative products, compelling value propositions, a loyal and growing member base, and a resilient balance sheet are all combining to deliver sustainable, profitable growth. We’re excited by the multiple opportunities ahead and look forward to continuing to execute against our strategy.”

Third Quarter 2025 Results

Highlights:
•Achieved $2.6 billion in origination volume, up 37% compared to the prior year, driven by the successful execution of product and marketing initiatives.
•Diluted EPS nearly tripled compared to the prior year to $0.37.
•Continued to deliver credit outperformance vs. competitor set, with +37% better performance.
•LevelUp Checking drove 7x increase in account openings vs. prior checking product.
•Announced Investor Day to be held November 5, 2025.
Balance Sheet:
•Total assets of $11.1 billion, up 4% year-to-date and comparable year-over-year due to a portfolio acquisition in the same quarter of the prior year.
•Deposits of $9.4 billion, compared to $9.5 billion in the prior year, primarily attributable to a $0.6 billion decrease in brokered deposits, which was mostly offset by an increase in non-brokered deposits.
◦88% of total deposits are FDIC-insured.
•Robust available liquidity of $3.9 billion.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.3% and a CET1 capital ratio of 18.0%.
•Book value per common share grew to $12.68, compared to $11.95 in the prior year.
•Tangible book value per common share grew to $11.95, compared to $11.19 in the prior year.
Financial Performance:
•Loan originations grew 37% to $2.6 billion, compared to $1.9 billion in the prior year.
•Total net revenue increased 32% to $266.2 million, compared to $201.9 million in the prior year, driven by higher marketplace sales and loan sale pricing, strong credit performance, and higher net interest margin on a larger balance sheet.
◦Net interest margin expanded to 6.18%, compared to 5.63% in the prior year, driven by improved deposit funding costs.
•Provision for credit losses of $46.3 million, compared to $47.5 million in the prior year, driven by strong credit performance, partially offset by day-1 provision for higher originations of held-for-investment retained loans.
•Net charge-offs in the held-for-investment at amortized cost loan portfolio improved to $31.1 million, compared to $55.8 million in the prior year, driven by strong credit performance and portfolio composition and maturity.
•Efficiency ratio of 61% compared to 68% in the prior year, driven by increasing operating leverage as expenses have been well-managed by the implementation of AI technologies and other cost initiatives.
•Net income more than tripled to $44.3 million, compared to $14.5 million in the prior year.
•Return on Equity (ROE) of 12.4% with a Return on Tangible Common Equity (ROTCE) of 13.2%.
•Pre-Provision Net Revenue (PPNR) increased 58% to $103.5 million, compared to $65.5 million in the prior year.

	Three Months Ended			% Change
($ in millions, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024	Q/Q	Y/Y
Total net revenue	$266.2	$248.4	$201.9	7%	32%
Non-interest expense	162.7	154.7	136.3	5%	19%
Pre-provision net revenue (1)	103.5	93.7	65.5	10%	58%
Provision for credit losses	46.3	39.7	47.5	16%	(3)%
Income before income tax expense	57.2	54.0	18.0	6%	218%
Income tax expense	(13.0)	(15.8)	(3.6)	(18)%	265%
Net income	$44.3	$38.2	$14.5	16%	206%

Diluted EPS	$0.37	$0.33	$0.13	12%	185%
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue, Tangible Book Value Per Common Share, and Return on Tangible Common Equity, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Fourth Quarter 2025
Loan originations	$2.5B to $2.6B
Pre-provision net revenue (PPNR)	$90M to $100M
Return on Tangible Common Equity (ROTCE)	10% to 11.5%

About LendingClub
LendingClub is reimagining what a bank can be by building our business around a simple belief: when our members win, we win. Leveraging innovative technology and engaging mobile-first experiences, our integrated suite of financial products helps people keep more of what they earn and earn more on what they save. Our 5+ million members love us for providing quick and easy access to affordable credit and rewarding their smart financial choices, like making on-time payments, saving regularly, and taking control of debt.

Getting credit right is a key driver of our success. Our advanced underwriting models are informed by over 150 billion cells of proprietary data, derived from tens of millions of repayment events across economic cycles. Our leading credit expertise combined with our resilient bank foundation, capital-light loan marketplace, decades of lending experience, and talented team have enabled us to deliver lasting value to members, loan investors, and stockholders alike. And we’re just getting started.

LendingClub Corporation (NYSE: LC) is the parent company and operator of LendingClub Bank, National Association, Member FDIC. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub third quarter 2025 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, October 22, 2025. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To listen to the call, register using this link: https://events.q4inc.com/attendee/133370489 ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. LendingClub has used, and intends to use, its investor relations website, X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue (PPNR), Tangible Book Value (TBV) Per Common Share, and Return on Tangible Common Equity (ROTCE). Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe PPNR is an important measure because it reflects the underlying financial performance of our business operations. PPNR is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity for the period (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on pages 13 and 14 of this release.

We do not provide a reconciliation of forward-looking Pre-Provision Net Revenue and Return on Tangible Common Equity to the most directly comparable GAAP reported financial measures on a forward-looking basis because we are unable to predict future provision expense and goodwill, respectively, with reasonable certainty without unreasonable effort.

Safe Harbor Statement
Some of the statements above, including statements regarding long-term loan funding (including the timing and amount of potential future loan purchase investments by BlackRock) and anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our loan performance, our ability to continue to attract and retain new and existing borrowers and marketplace investors (including retaining long-term investors through the duration of their expected partnership and achieving the anticipated level of loan or Structured Certificates program purchases); competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$107,792	$94,186	$67,754	$74,817	$61,640	14%	75%
Net interest income	158,439	154,249	149,957	142,384	140,241	3%	13%
Total net revenue	266,231	248,435	217,711	217,201	201,881	7%	32%
Non-interest expense	162,713	154,718	143,867	142,855	136,332	5%	19%
Pre-provision net revenue(1)	103,518	93,717	73,844	74,346	65,549	10%	58%
Provision for credit losses	46,280	39,733	58,149	63,238	47,541	16%	(3)%
Income before income tax expense	57,238	53,984	15,695	11,108	18,008	6%	218%
Income tax expense	(12,964)	(15,806)	(4,024)	(1,388)	(3,551)	(18)%	265%
Net income	$44,274	$38,178	$11,671	$9,720	$14,457	16%	206%

Basic EPS	$0.39	$0.33	$0.10	$0.09	$0.13	18%	200%
Diluted EPS	$0.37	$0.33	$0.10	$0.08	$0.13	12%	185%

LendingClub Corporation Performance Metrics:
Net interest margin	6.18%	6.14%	5.97%	5.42%	5.63%
Efficiency ratio(2)	61.1%	62.3%	66.1%	65.8%	67.5%
Return on average equity (ROE)(3)	12.4%	11.1%	3.5%	2.9%	4.4%
Return on tangible common equity (ROTCE)(1)(4)	13.2%	11.8%	3.7%	3.1%	4.7%
Return on average total assets (ROA)(5)	1.7%	1.5%	0.4%	0.4%	0.6%
Marketing expense as a % of loan originations	1.55%	1.40%	1.47%	1.27%	1.37%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	18.0%	17.5%	17.8%	17.3%	15.9%
Tier 1 leverage ratio	12.3%	12.2%	11.7%	11.0%	11.3%
Book value per common share	$12.68	$12.25	$11.95	$11.83	$11.95	4%	6%
Tangible book value per common share(1)	$11.95	$11.53	$11.22	$11.09	$11.19	4%	7%

Loan Originations (in millions)(6):
Total loan originations	$2,622	$2,391	$1,989	$1,846	$1,913	10%	37%
Marketplace loans	$2,027	$1,702	$1,314	$1,241	$1,403	19%	44%
Loan originations held for investment	$594	$689	$675	$605	$510	(14)%	16%
Loan originations held for investment as a % of total loan originations	23%	29%	34%	33%	27%

Servicing Portfolio AUM (in millions)(7):
Total servicing portfolio	$12,986	$12,524	$12,241	$12,371	$12,674	4%	2%
Loans serviced for others	$7,612	$7,185	$7,130	$7,207	$7,028	6%	8%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(5)    Calculated as annualized net income divided by average total assets for the period presented.
(6)    Includes unsecured personal loans and auto loans only.
(7)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and retained by the Company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of the three months ended					% Change
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,742,304	$3,527,142	$3,426,571	$3,452,648	$3,311,418	6%	13%
Loans held for sale at fair value	$1,213,140	$1,008,168	$703,378	$636,352	$849,967	20%	43%
Loans and leases held for investment at amortized cost	$4,363,415	$4,386,321	$4,215,449	$4,125,818	$4,108,329	(1)%	6%
Gross allowance for loan and lease losses (1)	$(308,218)	$(293,707)	$(288,308)	$(285,686)	$(274,538)	5%	12%
Recovery asset value (2)	$40,444	$40,718	$44,115	$48,952	$53,974	(1)%	(25)%
Allowance for loan and lease losses	$(267,774)	$(252,989)	$(244,193)	$(236,734)	$(220,564)	6%	21%
Loans and leases held for investment at amortized cost, net	$4,095,641	$4,133,332	$3,971,256	$3,889,084	$3,887,765	(1)%	5%
Loans held for investment at fair value	$477,784	$631,736	$818,882	$1,027,798	$1,287,495	(24)%	(63)%
Total loans and leases held for investment	$4,573,425	$4,765,068	$4,790,138	$4,916,882	$5,175,260	(4)%	(12)%
Whole loans held on balance sheet (3)	$5,786,565	$5,773,236	$5,493,516	$5,553,234	$6,025,227	—%	(4)%
Total assets	$11,072,515	$10,775,333	$10,483,096	$10,630,509	$11,037,507	3%	—%
Total deposits	$9,388,233	$9,136,124	$8,905,902	$9,068,237	$9,459,608	3%	(1)%
Total liabilities	$9,610,302	$9,369,298	$9,118,579	$9,288,778	$9,694,612	3%	(1)%
Total equity	$1,462,213	$1,406,035	$1,364,517	$1,341,731	$1,342,895	4%	9%
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	6.1%	5.8%	5.8%	5.7%	5.4%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	2.3%	2.3%	2.7%	3.9%	3.1%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	6.8%	6.4%	6.3%	6.1%	5.8%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.9%	7.5%	7.5%	7.5%	7.3%
Net charge-offs	$31,122	$31,800	$48,923	$45,977	$55,805
Net charge-off ratio (2)	2.9%	3.0%	4.8%	4.5%	5.4%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	September 30, 2025	December 31, 2024
Unsecured personal	$3,303,510	$3,106,472
Residential mortgages	161,098	172,711
Secured consumer	245,843	230,232
Total consumer loans held for investment	3,710,451	3,509,415
Equipment finance (1)	43,880	64,232
Commercial real estate (2)	451,049	373,785
Commercial and industrial	158,035	178,386
Total commercial loans and leases held for investment	652,964	616,403
Total loans and leases held for investment at amortized cost	4,363,415	4,125,818
Allowance for loan and lease losses	(267,774)	(236,734)
Loans and leases held for investment at amortized cost, net	$4,095,641	$3,889,084
Loans held for investment at fair value	477,784	1,027,798
Total loans and leases held for investment	$4,573,425	$4,916,882
(1)    Comprised of sales-type leases for equipment.
(2)    Includes $263.4 million and $160.1 million in loans originated through the Small Business Association (SBA) as of September 30, 2025 and December 31, 2024, respectively.

The following table presents the components of the allowance for loan and lease losses on loans and leases held for investment at amortized cost:

	September 30, 2025	December 31, 2024
Gross allowance for loan and lease losses (1)	$308,218	$285,686
Recovery asset value (2)	(40,444)	(48,952)
Allowance for loan and lease losses	$267,774	$236,734
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	September 30, 2025			June 30, 2025
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$237,433	$15,556	$252,989	$227,608	$16,585	$244,193
Credit loss expense (benefit) for loans and leases held for investment	46,390	(483)	45,907	41,133	(537)	40,596
Charge-offs	(47,886)	—	(47,886)	(48,956)	(898)	(49,854)
Recoveries	16,620	144	16,764	17,648	406	18,054
Allowance for loan and lease losses, end of period	$252,557	$15,217	$267,774	$237,433	$15,556	$252,989

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$210,729	$18,180	$228,909
Credit loss expense for loans and leases held for investment	45,813	1,647	47,460
Charge-offs	(68,388)	(721)	(69,109)
Recoveries	12,745	559	13,304
Allowance for loan and lease losses, end of period	$200,899	$19,665	$220,564

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

September 30, 2025	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (1)
Unsecured personal	$21,932	$18,440	$18,114	$58,486	$—
Residential mortgages	—	—	156	156	—
Secured consumer	2,297	926	342	3,565	—
Total consumer loans held for investment	$24,229	$19,366	$18,612	$62,207	$—

Equipment finance	$2,743	$—	$3,331	$6,074	$—
Commercial real estate	62	432	10,152	10,646	8,456
Commercial and industrial	3,305	2,152	14,916	20,373	14,904
Total commercial loans and leases held for investment	$6,110	$2,584	$28,399	$37,093	$23,360
Total loans and leases held for investment at amortized cost	$30,339	$21,950	$47,011	$99,300	$23,360

December 31, 2024	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (1)
Unsecured personal	$23,530	$19,293	$21,387	$64,210	$—
Residential mortgages	151	88	—	239	—
Secured consumer	2,342	600	337	3,279	—
Total consumer loans held for investment	$26,023	$19,981	$21,724	$67,728	$—

Equipment finance	$67	$—	$4,551	$4,618	$—
Commercial real estate	8,320	483	9,731	18,534	8,456
Commercial and industrial	6,257	1,182	15,971	23,410	18,512
Total commercial loans and leases held for investment	$14,644	$1,665	$30,253	$46,562	$26,968
Total loans and leases held for investment at amortized cost	$40,667	$21,646	$51,977	$114,290	$26,968
(1)    Represents loan balances guaranteed by the SBA.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	September 30, 2025	June 30, 2025	September 30, 2024	Q3 2025 vs Q2 2025	Q3 2025 vs Q3 2024
Non-interest income:
Origination fees	$105,731	$87,578	$71,465	21%	48%
Servicing fees	17,000	16,395	8,081	4%	110%
Gain on sales of loans	17,799	13,540	12,433	31%	43%
Net fair value adjustments	(38,375)	(27,869)	(33,595)	(38)%	(14)%
Marketplace revenue	102,155	89,644	58,384	14%	75%
Other non-interest income	5,637	4,542	3,256	24%	73%
Total non-interest income	107,792	94,186	61,640	14%	75%

Total interest income	241,801	237,097	240,377	2%	1%
Total interest expense	83,362	82,848	100,136	1%	(17)%
Net interest income	158,439	154,249	140,241	3%	13%

Total net revenue	266,231	248,435	201,881	7%	32%

Provision for credit losses	46,280	39,733	47,541	16%	(3)%

Non-interest expense:
Compensation and benefits	60,830	61,989	57,408	(2)%	6%
Marketing	40,712	33,580	26,186	21%	55%
Equipment and software	13,465	14,495	12,789	(7)%	5%
Depreciation and amortization	16,879	15,460	13,341	9%	27%
Professional services	10,922	10,300	8,014	6%	36%
Occupancy	5,245	4,787	4,005	10%	31%
Other non-interest expense	14,660	14,107	14,589	4%	—%
Total non-interest expense	162,713	154,718	136,332	5%	19%

Income before income tax expense	57,238	53,984	18,008	6%	218%
Income tax expense	(12,964)	(15,806)	(3,551)	(18)%	265%
Net income	$44,274	$38,178	$14,457	16%	206%

Net income per share:
Basic EPS	$0.39	$0.33	$0.13	18%	200%
Diluted EPS	$0.37	$0.33	$0.13	12%	185%
Weighted-average common shares – Basic	114,961,676	114,409,231	112,042,202	—%	3%
Weighted-average common shares – Diluted	118,188,124	115,692,969	113,922,256	2%	4%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended September 30, 2025			Three Months Ended June 30, 2025			Three Months Ended September 30, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$603,777	$6,390	4.23%	$679,603	$7,113	4.19%	$939,611	$12,442	5.30%
Securities available for sale at fair value	3,564,732	56,253	6.31%	3,411,020	55,339	6.49%	3,047,305	52,476	6.89%
Loans held for sale at fair value	1,198,581	37,628	12.56%	1,061,845	32,489	12.24%	899,434	30,326	13.49%
Loans and leases held for investment:
Unsecured personal loans	3,268,142	110,151	13.48%	3,177,439	107,829	13.57%	3,045,150	103,291	13.57%
Commercial and other consumer loans	1,069,629	16,060	6.01%	999,148	14,566	5.83%	1,057,688	15,497	5.86%
Loans and leases held for investment at amortized cost	4,337,771	126,211	11.64%	4,176,587	122,395	11.72%	4,102,838	118,788	11.58%
Loans held for investment at fair value	552,848	15,319	11.08%	722,685	19,761	10.94%	972,698	26,345	10.83%
Total loans and leases held for investment	4,890,619	141,530	11.58%	4,899,272	142,156	11.61%	5,075,536	145,133	11.44%
Total interest-earning assets	10,257,709	241,801	9.43%	10,051,740	237,097	9.44%	9,961,886	240,377	9.65%
Cash and due from banks and restricted cash	29,655			38,746			41,147
Allowance for loan and lease losses	(260,744)			(247,133)			(225,968)
Other non-interest earning assets	638,821			633,711			624,198
Total assets	$10,665,441			$10,477,064			$10,401,263
Interest-bearing liabilities
Interest-bearing deposits:
Savings and money market accounts	6,442,649	61,782	3.80%	6,152,936	58,934	3.84%	5,056,535	61,556	4.84%
Certificates of deposit	1,851,320	19,990	4.28%	1,997,980	22,469	4.51%	2,032,093	26,409	5.17%
Checking accounts	406,494	1,449	1.41%	426,107	1,442	1.36%	948,334	8,898	3.73%
Interest-bearing deposits	8,700,463	83,221	3.79%	8,577,023	82,845	3.87%	8,036,962	96,863	4.79%
Other interest-bearing liabilities	12,174	141	4.61%	220	3	4.54%	486,736	3,273	2.69%
Total interest-bearing liabilities	8,712,637	83,362	3.80%	8,577,243	82,848	3.87%	8,523,698	100,136	4.67%
Noninterest-bearing deposits	291,231			282,113			344,577
Other liabilities	237,035			236,509			225,467
Total liabilities	$9,240,903			$9,095,865			$9,093,742
Total equity	$1,424,538			$1,381,199			$1,307,521
Total liabilities and equity	$10,665,441			$10,477,064			$10,401,263

Interest rate spread			5.63%			5.57%			4.98%

Net interest income and net interest margin		$158,439	6.18%		$154,249	6.14%		$140,241	5.63%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash and due from banks	$10,629	$15,524
Interest-bearing deposits in banks	816,758	938,534
Total cash and cash equivalents	827,387	954,058
Restricted cash	18,283	23,338
Securities available for sale at fair value ($3,769,472 and $3,492,264 at amortized cost, respectively)	3,742,304	3,452,648
Loans held for sale at fair value	1,213,140	636,352
Loans and leases held for investment	4,363,415	4,125,818
Allowance for loan and lease losses	(267,774)	(236,734)
Loans and leases held for investment, net	4,095,641	3,889,084
Loans held for investment at fair value	477,784	1,027,798
Property, equipment and software, net	250,330	167,532
Goodwill	75,717	75,717
Other assets	371,929	403,982
Total assets	$11,072,515	$10,630,509
Liabilities and Equity
Deposits:
Interest-bearing	$9,041,412	$8,676,119
Noninterest-bearing	346,821	392,118
Total deposits	9,388,233	9,068,237
Other liabilities	222,069	220,541
Total liabilities	9,610,302	9,288,778
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 115,301,440 and 113,383,917 shares issued and outstanding, respectively	1,153	1,134
Additional paid-in capital	1,722,113	1,702,316
Accumulated deficit	(243,353)	(337,476)
Accumulated other comprehensive loss	(17,700)	(24,243)
Total equity	1,462,213	1,341,731
Total liabilities and equity	$11,072,515	$10,630,509

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
GAAP Net income	$44,274	$38,178	$11,671	$9,720	$14,457
Less: Provision for credit losses	(46,280)	(39,733)	(58,149)	(63,238)	(47,541)
Less: Income tax expense	(12,964)	(15,806)	(4,024)	(1,388)	(3,551)
Pre-provision net revenue	$103,518	$93,717	$73,844	$74,346	$65,549

	For the three months ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Non-interest income	$107,792	$94,186	$67,754	$74,817	$61,640
Net interest income	158,439	154,249	149,957	142,384	140,241
Total net revenue	266,231	248,435	217,711	217,201	201,881
Non-interest expense	(162,713)	(154,718)	(143,867)	(142,855)	(136,332)
Pre-provision net revenue	103,518	93,717	73,844	74,346	65,549
Provision for credit losses	(46,280)	(39,733)	(58,149)	(63,238)	(47,541)
Income before income tax expense	57,238	53,984	15,695	11,108	18,008
Income tax expense	(12,964)	(15,806)	(4,024)	(1,388)	(3,551)
GAAP Net income	$44,274	$38,178	$11,671	$9,720	$14,457
Tangible Book Value Per Common Share

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
GAAP common equity	$1,462,213	$1,406,035	$1,364,517	$1,341,731	$1,342,895
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(8,206)	(7,068)	(7,778)	(8,586)	(9,439)
Tangible common equity	$1,378,290	$1,323,250	$1,281,022	$1,257,428	$1,257,739

Book value per common share
GAAP common equity	$1,462,213	$1,406,035	$1,364,517	$1,341,731	$1,342,895
Common shares issued and outstanding	115,301,440	114,740,147	114,199,832	113,383,917	112,401,990
Book value per common share	$12.68	$12.25	$11.95	$11.83	$11.95

Tangible book value per common share
Tangible common equity	$1,378,290	$1,323,250	$1,281,022	$1,257,428	$1,257,739
Common shares issued and outstanding	115,301,440	114,740,147	114,199,832	113,383,917	112,401,990
Tangible book value per common share	$11.95	$11.53	$11.22	$11.09	$11.19

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except ratios)
(Unaudited)
Return On Tangible Common Equity

	For the three months ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Average GAAP common equity	$1,424,538	$1,381,199	$1,349,473	$1,335,730	$1,307,521
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(6,722)	(7,423)	(8,182)	(9,013)	(9,866)
Average tangible common equity	$1,342,099	$1,298,059	$1,265,574	$1,251,000	$1,221,938

Return on average equity
Annualized GAAP net income	$177,096	$152,712	$46,684	$38,880	$57,828
Average GAAP common equity	$1,424,538	$1,381,199	$1,349,473	$1,335,730	$1,307,521
Return on average equity	12.4%	11.1%	3.5%	2.9%	4.4%

Return on tangible common equity
Annualized GAAP net income	$177,096	$152,712	$46,684	$38,880	$57,828
Average tangible common equity	$1,342,099	$1,298,059	$1,265,574	$1,251,000	$1,221,938
Return on tangible common equity	13.2%	11.8%	3.7%	3.1%	4.7%